UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2020
Date of Report (Date of earliest event reported)

VIEW SYSTEMS INC.

(Exact name of registrant as specified in its charter)

(410) 236 8200

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

7833 Walker Drive, Suite 620, Greenbelt, MD 20770

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01 Other Event

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 8.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

On March 4, 2020, the US Securities and Exchange Commission (SEC) provided guidance and issued an order granting regulatory relief to companies that file public reports and are affected by the COVID-19 outbreak. The SEC’s order provides that public companies that are unable to meet filing deadlines due to the COVID-19 outbreak will have an additional 45 days to file reports that would have otherwise been due between March 1 and April 30, 2020.

View Systems, Inc. (“the Company”) is relying on this order to file their Form 10-K annual report on or before May 14, 2020, forty-five days from the reports due date.

The Company auditor’s office is in northern New Jersey, their accountant operates in the Maryland/DC area, and their operations are outside of these states. Restrictions making potential field work and travel difficult, the Company is not able to file their Form 10-K in time for the deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW SYSTEMS, INC.

Date: March 30, 2020	By:	/s/ Juan Campo
Juan Campo
Chief Executive Officer (Principal executive officer, principal financial officer, and principal accounting officer)